Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the following plans of Autonomy Corporation plc:

•	Autonomy Corporation plc 1998 U.S. Share Option Plan
•	Autonomy Corporation plc 2008 U.S. Share Option Plan
•	iManage, Inc. 2000 Non-Officer Stock Option Plan
•	iManage, Inc. Amended 1997 Stock Option Plan
•	Interwoven, Inc. 1999 Equity Incentive Plan
•	Interwoven, Inc. 2000 Stock Incentive Plan
•	Interwoven, Inc. 2003 Acquisition Plan
•	Interwoven, Inc. 2008 Equity Incentive Plan
•	Optimost LLC 2006 Equity Compensation Plan
•	Verity, Inc. 1996 Nonstuatutory Stock Option Plan
•	Virage, Inc. 1997 Stock Option Plan
•	Zantaz, Inc. 1998 Stock Plan

of our reports dated December 15, 2010, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company and the effectiveness of Hewlett-Packard Company's internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended October 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst &Young LLP

San Jose, California
October 11, 2011